Exhibit 10.5

LEASE EXTENSION AND AMENDING AGREEMENT

THIS AGREEMENT dated the 29th day of October 2013 (the “Agreement”).

BETWEEN:

52ND STREET BUSINESS CENTRE LP

BY ITS GENERAL PARTNER

52ND STREET BUSINESS CENTRE GP INC.

(the “Landlord”)

OF THE FIRST PART

and

VERSA POWER SYSTEMS LTD.

(the “Tenant”)

OF THE SECOND PART

WHEREAS:

A.

By a lease dated the 20th day of May 2005 (the “Original Lease”), made between Westpen Properties Ltd., as landlord, and the Tenant, the landlord did demise and lease unto the Tenant certain premises comprising approximately thirty two thousand, two hundred twenty (32,220) square feet, designated as Unit 4852 (the “Leased Premises”), in the building municipally located at 4800 - 52 Street SE in 52nd Street Business Centre in the City of Calgary, in the Province of Alberta, all as described in the Original Lease, for a term of five (5) years commencing on the 1st day of February 2006 and expiring on the 31st day of January 2011.

B.	By a lease amending agreement dated the 20th day of April 2006 (the “First Amendment”), the Original Lease was amended as more particularly set out therein.
C.

Effective the 1st day of October 2010, 52nd Street Business Centre LP, by its General Partner, 52nd Street Business Centre GP Inc. was the successor in title to Westpen Properties Ltd. as the Landlord named herein.

D.	By a lease renewal agreement dated 11th day of November 2010 (the “Second Amendment”) the term of the Lease was extended for a further three (3) years as more particularly set out therein.
E.	The Original Lease, the First Amendment, and the Second Amendment are hereinafter collectively referred to as the “Lease”.
F.

The Landlord and the Tenant have deemed it expedient and advisable to enter into this Agreement to reflect and set out the agreements and arrangements that have been made respecting the extension term.

NOW THEREFORE in consideration of the sum of Ten Dollars ($10.00) now paid by the parties to the other (the receipt and sufficiency whereof is hereby acknowledged), and other mutual covenants and agreements, the parties do hereby agree as follows:

1.	The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.
2.	All words and expressions used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, shall have the same meaning ascribed to them in the Lease.
3.	The Term of the Lease shall be extended for a period of three (3) years to be computed from the 1st day of February 2014 and expiring on the 31st day of January 2017 (the “Extension Term”).
4.	The Base Rent payable by the Tenant, pursuant to paragraph 7 of the Basic Terms and Section 3.1 of the Lease, annually, throughout the Extension Term shall be:
(a)

During the entire Extension Term, two hundred forty one thousand, six hundred fifty dollars ($241,650.00) annually payable in advance in equal consecutive monthly installments of twenty thousand, one hundred thirty seven dollars and fifty cents ($20,137.50) on the first day of each and every calendar month during such period;

Base Rent has been calculated on the basis that the rental rate for the Leased Premises is seven dollars and fifty cents ($7.50) per annum per square foot of Leasable Area for the entire Extension Term.  Rent shall be adjusted from time to time, if necessary, to conform with the actual Leasable Area of the Leased Premises.

5.	In Paragraph 2 of the Basic Terms of the Lease, the following shall be added as the first line:

“c/o Bentall Kennedy (Canada) LP”

6.	Effective the 1st day of February 2014, Paragraph 8, Deposit, of Basic Terms of the Lease shall be deleted in its entirety and replaced with the following:

“8. DEPOSIT:	$45,000.00 of the original Deposit of $90,000.00 to be applied to Rent for the first two (2) months of the Extension Term, being February and March 2014.
The remaining $45,000.00 to be held as security, subject to Section 3.6 of this Lease.”

7.	The Tenant is continuing occupation of the Leased Premises in its “as is” condition and the Landlord is not required to perform any work to the Leased Premises.

8.

All covenants, conditions and agreements contained in the Lease shall remain in full force and effect and unamended except as otherwise expressly set forth herein and shall apply to the Term herein provided.

9.

This Agreement may be executed in any number of counterparts, with the same effect as if all parties had signed the same document and will become effective once a signed counterpart is delivered by each of the parties to the other.  The parties agree that the delivery of an executed copy of this Agreement by facsimile or electronically shall be legal and binding and shall have the same full force and effect as if the original executed copy of this Agreement had been delivered.

10.	This Agreement shall extend to, be binding upon, and enure to the benefit of, the parties hereto, their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written, under the hands of their proper signing officers duly authorized in that behalf or by setting their respective hands and seals in their personal capacity, as the case may be.

52ND STREET BUSINESS CENTRE LP BY ITS GENERAL PARTNER 52ND STREET BUSINESS CENTRE GP INC. (Landlord)		VERSA POWER SYSTEMS LTD. (Tenant)

By:	/s/ Clark Morris	By:	/s/ Ross M. Levine, Esq.
Name:	Clark Morris	Name:	Ross M. Levine, Esq.
Title:	Vice President, Investment Mgmt.	Title:	Secretary

By:	/s/ D. Azan	By:
Name:	D. Azan	Name:
Title:		Title:

We are authorized to bind the corporation		I/We have authority to bind the corporation